Exhibit 32.1

      Certification of Chief Executive Officer/Principal Financial Officer
                         Pursuant to Section 906 of the
                           Sarbanes-Oxley Act of 2002

In connection with this quarterly report on Form 10-Q for the quarter ended June 30, 2004 ("Report") of Valley Forge Scientific Corp., I, Jerry L. Malis, President and Chief Executive Officer of Valley Forge Scientific Corp., certify, pursuant to 18 U.S.C. Section 1350 as created by Section 906 of the Sarbanes-Oxley Act of 2002, that:

          (1) The Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

          (2) The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of Valley Forge Scientific Corp.


Date:  August 12, 2004                       /s/ JERRY L. MALIS
                                             -----------------------------------
                                             Jerry L. Malis
                                             President,
                                             Chief Executive Officer, and
                                             Principal Financial Officer



The foregoing certification is furnished solely to accompany the Report pursuant to 18 U.S.C. Section 1350, and is not being filed for purposes of the Securities Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

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